Exhibit 99.1
Century Reports First Quarter 2016 Financial Results
CHICAGO, IL -- 04/28/16 -- Century Aluminum Company (NASDAQ: CENX) reported a net loss of $16.2 million ($0.19 per share) for the first quarter of 2016. Results were favorably impacted by a $5.8 million ($0.06 per share) lower of cost or market inventory adjustment. After consideration of this item, the company reported an adjusted net loss of $22.0 million and an adjusted loss per share of $0.23 for the first quarter.
For the first quarter of 2015, Century reported net income of $73.8 million. Results included $6.5 million for an unrealized gain on fair value of contingent consideration related to the Mt. Holly acquisition and were negatively impacted by $1.6 million for signing bonuses related to a new labor agreement in Iceland and $1.0 million related to the separation of a former senior executive.
Sales for the first quarter of 2016 were $318.9 million compared with $587.9 million for the first quarter of 2015. Shipments of primary aluminum for the first quarter of 2016 were 182,619 tonnes compared with 245,258 tonnes shipped in the first quarter of 2015.
At the end of the first quarter of 2016, we had $126 million in cash and $87 million of revolver availability.
Net cash provided by operating activities in the first quarter of 2016 was $14.9 million compared to net cash provided of $116.3 million in the first quarter of 2015. Cash and cash equivalents increased $11.1 million during the first quarter of 2016 compared to an increase in cash and cash equivalents of $63.2 million in the first quarter of 2015. Century received $12.5 million in the first quarter of 2016 as a result of the earnout provision related to the Mt. Holly acquisition.
"We are pleased with the company's operating and financial results in what continues to be a challenging environment," commented Michael A. Bless, President and Chief Executive Officer. "Our safety performance has been favorable and the plants are all performing with strong operating efficiencies. Financial results were in line with our expectations; we have confirmed we are able to operate effectively within the framework of the reconfiguration actions we took during the second half of 2015. Cash flow was also consistent with our expectations and we again improved our liquidity during the quarter. We remain confident that Century is well positioned in this challenging market and prepared to capitalize on a more favorable environment."
Bless continued, "We have seen no fundamental change in the illegal trade behavior that has caused such great injury to the U.S. primary aluminum industry. Capacity additions and production growth in China persist unabated, despite weak domestic demand. The excess production, supported by illegal subsidies, continues to support exports which have caused material harm to our industry. We remain convinced that only the vigorous enforcement of international trade laws will result in a fair and even playing field for the entire industry. We believe that industry participants and other key constituencies are increasingly of a common view."
"We are dedicated to achieving a competitive power rate for Mt. Holly," concluded Bless. "We continue to purchase 75 percent of our power from the competitive market and 25 percent from the local power supplier at its standard rate; regrettably, the average price achieved by this arrangement puts Mt. Holly's power price in the fourth quartile of global power costs for smelters. We are continuing to explore all options, including legislation, aimed at allowing Mt. Holly to purchase all of its power from the competitive market while ensuring no other electric power customer in the state is harmed in any way. We must achieve a path to the competitive market as we did in Kentucky; this otherwise excellent plant is simply not viable with a clearly uncompetitive power price."

About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.

Non-GAAP Financial Measures
Adjusted net income (loss) and adjusted earnings (loss) per share are non-GAAP financial measures that management believes provide additional meaningful information regarding Century's financial performance as these measures generally exclude the effects of items that are considered non-recurring, are difficult to predict or to measure in advance or that are not directly related to the Company's ongoing operations. The table below, under the heading "Reconciliation of Non-GAAP Financial Measures," provides a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income (loss) and adjusted earnings (loss) per share included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliation in conjunction with the presentation of these non-GAAP financial measures.

Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); the potential outcome or occurrence of any trade claims to address excess capacity or unfair trade practices; our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects, including at Mt. Holly; our ability to procure alumina, carbon products and other raw materials and our assessment of pricing and costs and other terms relating thereto; our relationship with our employees and labor unions; the future operation or potential curtailment of our U.S. assets, including our Hawesville, Mt. Holly and Sebree smelters; the future financial and operating performance of the Company, its subsidiaries and its projects; future earnings, operating results and liquidity; future inventory, production, sales, cash costs and capital expenditures; future impairment charges or restructuring costs; our business objectives, strategies and initiatives, including our ability to achieve productivity improvements or cost reductions.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Peter Trpkovski (investors and media)	312-696-3112

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended March 31,
	2016	2015
NET SALES:
Related parties	$280,377	$575,729
Third-party customers	38,477	12,182
Total net sales	318,854	587,911
Cost of goods sold	321,906	493,816
Gross profit (loss)	(3,052)	94,095
Selling, general and administrative expenses	9,625	11,971
Other operating expense - net	881	2,079
Operating income (loss)	(13,558)	80,045
Interest expense	(5,493)	(5,551)
Interest income	114	142
Net gain on forward and derivative contracts	353	353
Unrealized gain on fair value of contingent consideration	—	6,527
Other income (expense) - net	(6)	1,054
Income (loss) before income taxes and equity in earnings of joint ventures	(18,590)	82,570
Income tax benefit (expense)	2,070	(9,301)
Income (loss) before equity in earnings of joint ventures	(16,520)	73,269
Equity in earnings of joint ventures	357	510
Net income (loss)	$(16,163)	$73,779

Net income (loss) allocated to common stockholders	$(16,163)	$67,813
EARNINGS (LOSS) PER COMMON SHARE:
Basic and Diluted	$(0.19)	$0.76
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	87,040	88,814
Diluted	87,040	89,369

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$126,461	$115,393
Restricted cash	795	791
Accounts receivable - net	12,668	9,475
Due from affiliates	15,478	17,417
Inventories	220,502	231,872
Prepaid and other current assets	29,622	42,412
Assets held for sale	29,715	30,697
Total current assets	435,241	448,057
Property, plant and equipment - net	1,215,222	1,232,256
Other assets	73,142	72,155
TOTAL	$1,723,605	$1,752,468
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$84,587	$90,489
Due to affiliates	6,173	10,045
Accrued and other current liabilities	50,169	48,822
Accrued employee benefits costs	10,054	10,148
Industrial revenue bonds	7,815	7,815
Total current liabilities	158,798	167,319
Senior notes payable	247,380	247,278
Accrued pension benefits costs - less current portion	43,437	43,999
Accrued postretirement benefits costs - less current portion	125,941	125,999
Other liabilities	51,799	53,009
Deferred taxes	93,399	96,994
Total noncurrent liabilities	561,956	567,279

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 76,446 outstanding at March 31, 2016; 160,000 issued and 76,539 outstanding at December 31, 2015)	1	1
Common stock (one cent par value, 195,000,000 authorized; 94,246,254 issued and 87,059,733 outstanding at March 31, 2016; 94,224,571 issued and 87,038,050 outstanding at December 31, 2015)	942	942
Additional paid-in capital	2,513,952	2,513,631
Treasury stock, at cost	(86,276)	(86,276)
Accumulated other comprehensive loss	(111,827)	(112,650)
Accumulated deficit	(1,313,941)	(1,297,778)
Total shareholders’ equity	1,002,851	1,017,870
TOTAL	$1,723,605	$1,752,468

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Three months ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(16,163)	$73,779
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized gain on fair value of contingent consideration	—	(6,527)
Unrealized gain on E.ON contingent obligation	(353)	(353)
Lower of cost or market inventory adjustment	(5,784)	—
Depreciation and amortization	21,260	18,131
Pension and other postretirement benefits	632	(984)
Deferred income taxes	(3,587)	8,851
Stock-based compensation	321	405
Equity in earnings of joint ventures	(357)	(510)
Change in operating assets and liabilities:
Accounts receivable - net	(3,193)	72,702
Due from affiliates	1,939	(53,559)
Inventories	17,648	(14,335)
Prepaid and other current assets	14,290	5,960
Accounts payable, trade	(5,983)	(18,508)
Due to affiliates	(5,372)	27,773
Accrued and other current liabilities	1,253	2,874
Other - net	(1,648)	568
Net cash provided by operating activities	14,903	116,267
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(3,835)	(12,627)
Restricted and other cash deposits	—	(21,012)
Net cash used in investing activities	(3,835)	(33,639)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	371	455
Repayments under revolving credit facilities	(371)	(455)
Repurchase of common stock	—	(19,439)
Net cash used in financing activities	—	(19,439)
CHANGE IN CASH AND CASH EQUIVALENTS	11,068	63,189
Cash and cash equivalents, beginning of period	115,393	163,242
Cash and cash equivalents, end of period	$126,461	$226,431

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct (1)				Toll
	United States		Iceland		Iceland
	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)
2016
1st Quarter	105,089	$194,826	55,030	$92,151	22,500	$26,115

2015
1st Quarter	169,306	$421,141	45,967	$112,662	29,985	$46,617

(1)	Excludes scrap aluminum sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	March 31, 2016
	$MM	EPS
Net loss as reported	$(16.2)	$(0.19)

Lower of cost or market inventory adjustment	(5.8)	(0.06)
Impact of preferred shares	—	0.02

Adjusted net loss	$(22.0)	$(0.23)